Exhibit 99.5

STOCK ORDER FORM	For Internal Use Only

BATCH # ORDER # CATEGORY # REC’D C

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 2:00 p.m., Eastern time, on                 , 2023. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by paying for overnight courier to the Stock Information Center address on this form, by hand delivery to Somerset Savings Bank, SLA’s (“Somerset Savings Bank”) office, located at 220 West Union Avenue, Bound Brook, New Jersey, or by using the Stock Order Reply Envelope provided. Hand-delivered stock order forms will only be accepted at this location. You may not deliver this form to our other banking locations. Do not mail Stock Order Forms to Somerset Savings Bank. Faxes or copies of this form will not be accepted.

SEND OVERNIGHT PACKAGES TO: Stock Information Center c/o Keefe, Bruyette & Woods 18 Columbia Turnpike, Suite 100 Florham Park, NJ 07932 1-(877) -

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.
(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Somerset Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at Somerset Savings Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

	x $10.00 =	$ .00
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 25,000 ($250,000). Stock Order Form Instructions for more information regarding maximum number of shares.
			For Internal Use Only	Somerset Savings Bank Deposit Account Number	Withdrawal Amount(s)
(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
$ .00

Enclosed is a personal check, bank check or money order, from the purchaser, made payable to SR Bancorp, Inc. in the amount of:		$ .00			$ .00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Somerset Savings Bank line of credit checks may not be remitted as payment.				Total Withdrawal Amount	$ .00
ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION	ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

a.    Depositors with accounts at Somerset Savings Bank with aggregate balances of at least $50 as of the close of business on June 30, 2021.

b.    Depositors with accounts at Somerset Savings Bank with aggregate balances of at least $50 as of the close of business on                 , 2023.

c.    Depositors of Somerset Savings Bank as of the close of business on                 , 2023.

CommunityOffering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d.    You are a resident of Hunterdon, Middlesex or Somerset County, New Jersey.

e.    You are placing an order in the Community Offering, but (d) above does not apply.

If you checked box (a), (b) or (c) under ‘‘Subscription Offering,’’ please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

	Deposit Account Title (Name(s) on Account)	Somerset Savings Bank Deposit Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are a SR Bancorp, Inc. or Somerset Savings Bank:
Director Officer Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

   Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

   Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you cannot add the name(s) of persons/ entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				Reporting SSN/ Tax ID No.

First Name, Middle Initial, Last Name				SSN/Tax ID No.

Street				Daytime Phone #

City	State	Zip	County (Important)	Evening Phone #

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:

Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

(10) ACKNOWLEDGMENT AND SIGNATURE(S)
I understand that, to be effective, this form, properly completed, together with full payment, must be received (not postmarked) before 2:00 p.m., Eastern time, on , 2023, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)
è ORDER NOT VALID UNLESS SIGNED ç

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

(over)

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)

a corporation or organization (other than SR Bancorp, Inc. or Somerset Savings Bank, SLA or a majority-owned subsidiary of these entities) of which the person is an officer, director or owner of 10% or more of the outstanding voting stock;

(2)	any person who is related by blood or marriage to such person and who lives in the same house as such person or who is a director or officer of SR Bancorp, Inc. or Somerset Savings Bank;

(3)

any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that for the purposes relating to subscriptions in the offering, a person who has a substantial beneficial interest in any non-tax-qualified employee plan or any tax-qualified employee plan, or who is a trustee or fiduciary of such plan, is not an associate of such plan, and except that for purposes of aggregating total shares that may be held by officers and directors, the term “associate” does not include any tax-qualified employee plan; or

(4)

any partnership in which the person is a general or limited partner; provided, however, that any tax-qualified or non-tax-qualified employee plan shall not be deemed to be an associate of any director of officer of SR Bancorp, Inc. or Somerset Savings Bank, SLA.

Acting in concert – The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement; or
(2)

a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. Our directors are not deemed to be acting in concert solely by reason of the board membership. We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other.

Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Purchases of Shares” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by SR Bancorp, Inc., this Stock Order Form may not be modified or canceled without SR Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security Number or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $250,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the plan of conversion and the Prospectus dated                 , 2023.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY SOMERSET SAVINGS BANK, SLA, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Board of Governors of the Federal Reserve System.

I further certify that, before subscribing for shares of the common stock of SR Bancorp, Inc., I received the Prospectus dated                     , 2023, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by SR Bancorp, Inc. in the “Risk Factors” section, beginning on page 19. Risks include, but are not limited to the following:

RISK FACTORS

Risks Related to COVID-19

1.	The COVID-19 pandemic could continue to pose risks to our business, our results of operations and the future prospects of SR Bancorp.

Risks Related to the Proposed Merger

2.

Regulatory approvals for the proposed Merger may not be received, may take longer than expected, or may impose conditions that are not presently anticipated, cannot be met or that could have an adverse effect on the resulting company following the Merger.

3.	The Merger Agreement may be terminated in accordance with its terms and the proposed Merger may not be completed.
4.	Somerset Savings Bank may be unable to effectively integrate Regal Bank’s operations.
5.	We could potentially recognize goodwill impairment charges after the proposed Merger and conversion.
6.	Unanticipated costs relating to the proposed Merger could reduce SR Bancorp’s future earnings.

Risks Related to Economic Conditions

7.

A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.

8.	Inflation can have an adverse impact on our business and on our customers.
9.	Recent bank industry events involving financial institution failures may adversely affect our business and the market price of our common stock.
10.

An economic recession could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which would lead to lower revenue, higher loan losses and lower earnings.

11.	The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in our local market area.

Risks Related to Interest Rates

12.	Changes in interest rates or the shape of the yield curve may adversely affect our profitability and financial condition.

Risks Related to Growth

13.	Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.
14.	New lines of business or new products and services may subject us to additional risks.

Risks Related to Lending Activities

15.	All of our loans are secured by real estate, and a downturn in the local real estate market could negatively impact our profitability.
16.	Our, and Regal Bank’s, reliance on third parties to originate certain loans may negatively impact our financial results if such relationships are discontinued.
17.	Because we intend to increase our multi-family and commercial real estate and commercial loan originations, our lending risk will increase.
18.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings and capital could decrease.
19.	If our non-performing assets increase, our earnings will be adversely affected.

Risks Related to Our Funding

20.

Our inability to generate core deposits may cause us to rely more heavily on wholesale funding strategies for funding and liquidity needs, which could have an adverse effect on our net interest margin and profitability.

Risks Related to Competition

21.	Strong competition within our market area may limit our growth and profitability.

Risks Related to Operations and Security

22.	We face significant operational risks because the nature of the financial services business involves a high volume of transactions.
23.	Cyber-attacks or other security breaches could adversely affect our operations, net income or reputation.
24.	Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.
25.	The cost of additional finance and accounting systems, procedures and controls to satisfy our new public company reporting requirements will increase our expenses.
26.	We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.
27.	Our risk management framework may not be effective in mitigating risk and reducing the potential for significant losses.

Risks Related to Regulatory Matters

28.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.
29.	Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.
30.	Monetary policies and regulations of the Federal Reserve could adversely affect our business, financial condition and results of operations.
31.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

32.

We are also a smaller reporting company, and even if we no longer qualify as an emerging growth company, any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies could make our common stock less attractive to investors.

Risks Related to Accounting Matters

33.	Changes in accounting standards could affect reported earnings.
34.	Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

Risks Related to the Stock Offering

35.	The future price of the shares of common stock may be less than the $10.00 purchase price per share in the stock offering.
36.	Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.
37.	Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.
38.	Our stock-based benefit plan will increase our expenses and reduce our income.
39.	The implementation of our stock-based benefit plan may dilute your ownership interest.
40.	Various factors may make takeover attempts more difficult to achieve.
41.	There may be a limited trading market in our shares of common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock.
42.	You may not revoke your decision to purchase SR Bancorp common stock in the subscription or community offerings after you send us your order.
43.	The distribution of subscription rights could have adverse income tax consequences.

Risks Related to the Charitable Foundation

44.	The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2024.
45.	Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

SR BANCORP, INC.

STOCK INFORMATION CENTER: 1-(877)         -

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals on a single qualifying account held jointly is 25,000 shares ($250,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 25,000 shares ($250,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Purchases of Shares” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order, from the purchaser, made payable to SR Bancorp, Inc. Funds will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.05% per annum from the date payment is processed until the stock offering is completed, at which time a subscriber will be issued a check for interest earned. Cash, wire transfers, a Somerset Savings Bank, SLA (“Somerset Savings Bank”) line of credit check or third party checks will not be accepted for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Somerset Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account at the contractual rate until the stock offering is completed. There will be no early withdrawal penalty for withdrawal from a Somerset Savings Bank certificate of deposit (CD) account. You may not designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a Somerset Savings Bank IRA or other retirement accounts. For guidance on using retirement funds, whether held at Somerset Savings Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the                 , 2023 offering deadline. See the Prospectus section entitled “The Conversion and Stock Offering – Procedure for Purchasing Shares – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a), (b) or (c), list all Somerset Savings Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g., individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Stock Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a SR Bancorp, Inc. or Somerset Savings Bank director, officer or a member of their immediate family. “Immediate family” includes spouse, parents, siblings and children, related by blood or marriage, who live in the same house as the director or officer.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you cannot add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

SR BANCORP, INC.

STOCK INFORMATION CENTER: 1-(877)         -

STOCK ORDER FORM INSTRUCTIONS – SIDE 2 (Continued)

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at Somerset Savings Bank as of the close of business on June 30, 2021,                 , 2023 or                 , 2023.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been an eligible depositor at Somerset Savings Bank as of the close of business on June 30, 2021,                 , 2023 or                 , 2023.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at Somerset Savings Bank as of the close of business on June 30, 2021,                 , 2023 or                 , 2023.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the NJ Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-NJ (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at Somerset Savings Bank as of the close of business on June 30, 2021,                 , 2023 or                 , 2023.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at Somerset Savings Bank as of the close of business on June 30, 2021,                 , 2023 or                 , 2023.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at Somerset Savings Bank as of the close of business on June 30, 2021,                 , 2023 or                 , 2023.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please read the Prospectus carefully before making an investment decision. Deliver your completed original Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 2:00 p.m., Eastern time, on                 , 2023. Stock Order Forms can be delivered by paying for overnight courier to the Stock Information Center address on the front of the Stock Order Form, by hand delivery to Somerset Savings Bank’s office, located at 220 West Union Avenue, Bound Brook, New Jersey, or by using the enclosed postage paid Stock Order Reply Envelope. Hand-delivered stock order forms will only be accepted at this location. You may not deliver this from to our other banking locations. Please do not mail Stock Order forms to Somerset Savings Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature(s). Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address listed on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center at 1-(877)         -            , between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center will be closed on bank holidays.